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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 17, 2001

American Honda Receivables Corp.
(Exact name of registrant as specified in its charter)

California	333-92827	33-0526079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

American Honda Receivables Corp. 700 Van Ness Avenue Torrance, California	90501
(Address of Principal Executive Offices)	(Zip Code)

(310) 781-4100
Registrant's telephone number, including area code

No Change
(Former name or former address, if changed since last report)

    Item 5.  Other Events

    In connection with the offering of Honda Auto Receivables 2001-2 Owner Trust, described in the related Prospectus Supplement, certain "Computational Materials" within the meanings of the May 20, 1994 Kidder, Peabody No-Action Letter and the February 17, 1995 Public Securities Association No-Action Letter were furnished to certain prospective investors (the "Related Computational Materials").

    Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)
  Not applicable

  (b)
  Not applicable

  (c)
  Exhibit 99.1—Related Computational Materials (as defined in Item 5 above).

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SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN HONDA RECEIVABLES CORP. Registrant
By:	/s/ Y. KOHAMA Y. Kohama President

Dated: July 17, 2001

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Related Computational Materials (as defined in Item 5 above).

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SIGNATURES
EXHIBIT INDEX